Exhibit 99.1
PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES ITS SECOND QUARTER FINANCIAL RESULTS AND ITS $0.17 PER SHARE QUARTERLY DIVIDEND

Pompano Beach, Florida, October 20, 2014 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended September 30, 2014. Net sales for the quarter ended September 30, 2014 were $57.6 million, compared to $60.5 million for the quarter ended September 30, 2013, a decrease of 4.8%. Net sales for the six months ended September 30, 2014 were $130.1 million, compared to $134.7 million for the quarter ended September 30, 2013, a decrease of 3.4%. Excluding a one-time charge for an IT-related discontinued project, net income was $3.8 million, or $0.19 diluted per share, for the quarter ended September 30, 2014, compared to net income of $4.2 million, or $0.21 diluted per share, for the quarter ended September 30, 2013, and net income was $8.8 million, or $0.44 diluted per share, for the six months ended September 30, 2014, compared to net income of $8.9 million, or $0.44 diluted per share, for the six months ended September 30, 2013. The one-time IT-related discontinued project cost of $1.7 million was expensed in the September quarter. The after tax net impact of this charge was $1.1 million, or $0.05 diluted per share. There was no impact to the Company’s cash flow and no further charges are expected in the future related to this discontinued project. The Company’s online sales for the quarter ended September 30, 2014 were approximately 80% of all sales, compared to 79% for the same quarter the prior year.

Menderes Akdag, CEO and President, commented: “While navigating through a shortened flea and tick season, we were able to maintain increased gross profit margins and an increased average order size. For the quarter ended September 30, 2014 our gross profit increased 23 basis points, which can be attributed to a shift in sales to higher margin items. Our average order size increased to $75 for the quarter ended September 30, 2014, compared to $73 for the same quarter in the prior year. Cash from operations was $23.6 million for the quarter ended September 30, 2014, compared to $24.4 million for the quarter ended September 30, 2013. For the remainder of Fiscal 2015 we are focusing on improving our marketing efforts to increase sales.”

The Board of Directors declared a quarterly dividend of $0.17 per share on the Company’s common stock. The dividend will be payable on November 14, 2014, to shareholders of record at the close of business on November 3, 2014. The Company intends to continue to pay regular quarterly dividends; however the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance.

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter’s financial results. To access the call, which is open to the public, please dial (888) 455-1758 (toll free) or (203) 827-7025. Callers will be required to supply PETMEDS as the passcode. For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. on October 20, 2014 until November 3, 2014 at 11:59 P.M. To access the replay, call (866) 420-4828 (toll free) or (203) 369-0790 and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2014. The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	March 31,
	2014	2014
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$34,579	$18,305
Short term investments - available for sale	15,583	15,539
Accounts receivable, less allowance for doubtful accounts of $8 and $7, respectively	1,957	1,761
Inventories - finished goods	20,535	35,727
Prepaid expenses and other current assets	1,924	1,761
Deferred tax assets	716	1,062
Prepaid income taxes	1,870	54
Total current assets	77,164	74,209

Noncurrent assets:
Prepaid expenses	-	1,996
Property and equipment, net	1,361	1,310
Intangible assets	860	860
Deferred tax assets	44	-

Total assets	$79,429	$78,375

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$5,248	$5,768
Accrued expenses and other current liabilities	2,334	2,325
Total current liabilities	7,582	8,093

Deferred tax liabilities	-	65

Total liabilities	7,582	8,158

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized;20,268 and 20,190 shares issued and outstanding, respectively	20	20
Additional paid-in capital	2,370	1,578
Retained earnings	69,478	68,647
Accumulated other comprehensive loss	(30)	(37)

Total shareholders' equity	71,847	70,217

Total liabilities and shareholder’s equity	$79,429	$78,375

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

 (In thousands, except for per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Sales	$57,576	$60,479	$130,117	$134,673
Cost of sales	39,117	41,227	87,886	91,408

Gross profit	18,459	19,252	42,231	43,265

Operating expenses:
General and administrative	5,381	5,505	11,256	11,378
Advertising	6,915	6,985	16,811	17,380
Discontinued project costs	1,714	-	1,714	-
Depreciation	159	230	322	478
Total operating expenses	14,169	12,720	30,103	29,236

Income from operations	4,290	6,532	12,128	14,029

Other income:
Interest income, net	44	48	88	95
Other, net	(2)	1	7	(1)
Total other income	42	49	95	94

Income before provision for income taxes	4,332	6,581	12,223	14,123

Provision for income taxes	1,600	2,431	4,518	5,218

Net income	$2,732	$4,150	$7,705	$8,905

Net change in unrealized gain (loss) on short term investments	(1)	-	7	(46)

Comprehensive income	$2,731	$4,150	$7,712	$8,859

Net income per common share:
Basic	$0.14	$0.21	$0.39	$0.45
Diluted	$0.14	$0.21	$0.38	$0.44

Weighted average number of common shares outstanding:
Basic	20,016	19,902	19,988	19,875
Diluted	20,146	20,044	20,119	20,024

Cash dividends declared per common share	$0.17	$0.17	$0.34	$0.32

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (In thousands) (Unaudited)

	Six Months Ended
	September 30,
	2014	2013
Cash flows from operating activities:
Net income	$7,705	$8,905
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	322	478
Share based compensation	753	732
Discontinued project costs	1,714	-
Deferred income taxes	237	193
Bad debt expense	40	49
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	(235)	6
Inventories - finished goods	15,192	14,260
Prepaid income taxes	(1,816)	(779)
Prepaid expenses and other current assets	119	(1,096)
Accounts payable	(521)	1,865
Income taxes payable	-	(162)
Accrued expenses and other current liabilities	80	(93)
Net cash provided by operating activities	23,590	24,358

Cash flows from investing activities:
Net change in investments	(37)	(41)
Purchases of property and equipment	(372)	(31)
Net cash used in investing activities	(409)	(72)

Cash flows from financing activities:
Dividends paid	(6,946)	(6,528)
Tax adjustment related to restricted stock	39	-
Net cash used in financing activities	(6,907)	(6,528)

Net increase in cash and cash equivalents	16,274	17,758
Cash and cash equivalents, at beginning of period	18,305	18,155

Cash and cash equivalents, at end of period	$34,579	$35,913

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$6,058	$5,688

Dividends payable in accrued expenses	$191	$196

Exhibit 99.1 Page 4 of 4